Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report, dated September 8, 2000, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern on the restated consolidated financial statements of Meditech Pharmaceuticals, Inc. and subsidiary. We also consent to the reference to our Firm under the captions "Experts" in the Prospectus.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
September 18, 2000